Exhibit 99.2

Ocean Power Technologies Enters New Market with WAM-V® Sale for a Mining Deployment in Latin America

Monroe Township, NJ – March 25, 2025 – Ocean Power Technologies, Inc. (“OPT” or “Company”) (NYSE American: OPTT), a leader in innovative maritime solutions, today announced the sale of a Wave Adaptive Modular Vessel (WAM-V®) to a new customer in Latin America, for an onshore mining industry application, marking a significant expansion into a new industry.

This latest sale underscores OPT’s commitment to delivering cutting-edge autonomous surface vessel (ASV) technology to industries beyond its traditional markets. The customer, whose identity remains undisclosed for confidentiality reasons, operates in the mining sector and will utilize the WAM-V® for bathymetry surveys related to the mining industry. This application demonstrates the WAM-V® adaptability to evolving needs both offshore and onshore.

“This sale represents a major milestone for OPT as we continue to expand the applications of our WAM-V® technology across new industries and geographies,” said Philipp Stratmann, CEO at Ocean Power Technologies. “The flexibility and reliability of the WAM-V® platform makes it an ideal solution for a broad range of missions and industries. We are excited to support our new Latin American partner with state-of-the-art autonomous technology tailored to their operational needs. Whether you are operating onshore or offshore, as long as there is a need for a floating system, OPT is ready to support your projects.”

The WAM-V® is renowned for its stability, lightweight design, and modular architecture, allowing for quick adaptation to a variety of mission requirements. Its ability to launch from almost anywhere and operate in a range of sea conditions with minimal environmental impact makes it an attractive choice for industries seeking cost-effective and efficient ASV solutions.

As OPT continues to expand globally, this transaction highlights the increasing demand for autonomous maritime technologies in new sectors and regions. The Company remains committed to innovation and collaboration, helping organizations worldwide harness the power of autonomy for enhanced operational efficiency.

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continued success of its WAM-V® operations with the new Latin America customer and other existing customers, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT INFORMATION

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com